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                                                                     EXHIBIT 21




                             GoodMark Foods, Inc.
                                 Subsidiaries




        Name                            State of Incorporation
        ----                            ----------------------

(1)     Specialty Snacks, Inc.          Pennsylvania

(2)     Acme Foods Company              Maryland

(3)     GoodMark Foreign Sales
          Corporation, Inc.             U.S. Virgin Islands

(4)     GFI Holdings, Inc.              California